UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 OR 15(d) of
               The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  April 30, 1996


                     SOLUTIONS INCORPORATED

     (Exact name of registrant as specified in its charter)

          Nevada               0-24512        84-1273503
(State or other jurisdiction     Commission       (IRS Employer
of incorporation)                File Number)      I.D. No.)

#6 Venture, Suite 207, Irvine, CA                        92718
  (Address of principal executive offices             (Zip Code)

Registrant's telephone number, including area code (714) 453-9262

                                   N/A
  (Former name or former address, if changed since last report.)















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Item 5    Other Events

          On April 25, 1996, the Board of Directors of the Registrant entered into a non-binding Letter of Intent for the acquisition by the Registrant of Suarro Communications, Inc., a Texas corporation (Suarro) and any and all subsidiaries of Suarro (Transaction). The proposed Transaction will take form of an acquisition by the Registrant of all of the outstanding shares of Suarro and the issuance by the Registrant of shares of 5,200,000 shares of common stock of the Registrant to the shareholders of Suarro. The Registrant, prior to the consummation of the Transaction will authorize a 20 to 1 forward split of its common stock and approve the increase in the authorized common stock to 20,000,000.

          Suarro is a new corporation with proprietary products for the computer internet. These "on-line" products include, but are not limited to, a product entitled Annual Report On-Line. Suarro intends to attempt to take advantage of the recently enacted telecommunication bill to provide a host of telecommunication services to its clients.

          Although this document was due on or before May 13, 1996, due to the delay by Solutions in obtaining the necessary information and codes for EDGAR, this document is being filed as soon as such information and codes were received.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        SOLUTIONS INCORPORATED
                                             (Registrant)

Date  April 30, 1996

                                   By  Randel C. Sherwood

                                   RANDEL C. SHERWOOD, President
                                         (Name & Title)